Exhibit 99.1
OpenText to Strategically Divest Non-Core Unit for US$163 Million
Transaction accelerates announced strategy of divesting non-core businesses

Waterloo, ON, October 2, 2025 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), a global leader in secure information management for AI, today announced that it has reached a definitive agreement to divest an on-premise solution (eDOCS), a part of its Analytics portfolio, to NetDocuments, for US$163 million in cash.

The business to be divested is part of OpenText’s Analytics product group, primarily focused on automating the work of legal professionals, and contributed approximately $30 million in annual revenue in OpenText’s fiscal year ended June 30, 2025. OpenText intends to use the proceeds of the sale to reduce its outstanding debt.

“This divestiture further enables our continued focus on growing our core business centered on secure information management for AI. We will continue to enhance shareholder value by exploring portfolio-shaping opportunities that rationalize non-core assets from our product portfolio,” said Tom Jenkins, OpenText Executive Chairman of the Board and Chief Strategy Officer. “This transaction supports our capital allocation framework while strengthening our focus on businesses that will drive our future revenue growth.”

“Let me thank our teams, our customers, and our partners for their ongoing support. NetDocuments will be a great partner for the users of the eDOCS solution, and we intend to work closely with them to ensure a seamless transition,” said James McGourlay, OpenText Interim Chief Executive Officer.

Under the terms of the agreement, the software, customer contracts, associated services, and employees will be integrated into NetDocuments. The transaction is expected to close by early 2026, subject to customary approvals and closing conditions.

Goldman Sachs & Co. LLC is serving as financial advisor to OpenText.

About OpenText

OpenText is a leading Cloud and AI company that provides organizations around the world with a comprehensive suite of Business AI, Business Clouds, and Business Technology. We help organizations grow, innovate, become more efficient and effective, and do so in a trusted and secure way – through Information Management. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at https://www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) regarding the product line to be divested; details of the transaction including timing thereof; the benefits of the transaction, including being value accretive to OpenText, alignment with its strategy, support to capital allocation framework, and focus on future revenue growth; use of proceeds from the transaction; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: receipt of regulatory approvals and achievement of customary closing conditions for the transaction; all statements regarding the expected future financial position, results of operations, cash flows, dividends, future share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to successfully divest the business and complete the transaction, including incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive’s blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2025 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

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